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                                                                     EXHIBIT 21





                                VF CORPORATION
                       SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, all of which are wholly owned:


           NAME                       JURISDICTION OF ORGANIZATION
----------------------------         ------------------------------
Bassett-Walker Apparel Corp.         Delaware
Bassett-Walker, Inc.                 Virginia
H.H. Cutler Company                  Michigan
D. J. Industries, Inc.               Delaware
Healthtex, Inc.                      Delaware
Healthtex Apparel Corp.              Delaware
JanSport, Inc.                       Delaware
JanSport Apparel Corp.               Delaware
Jantzen Inc.                         Nevada
Jantzen Apparel Corp.                Delaware
Lee Apparel Company, Inc.            Pennsylvania
Lee Apparel (U.K.) Ltd.              N. Ireland
The H. D. Lee Gmbh                   Germany
The H. D. Lee Company, Inc.          Delaware
Lee Europe N. V.                     Belgium
Les Dessous Feminins Sandefo, S.A.   France
Lou Diffusion, S.A.                  France
Nutmeg Industries, Inc.              Florida
Red Kap Industries, Inc.             Delaware
Red Kap Apparel Corp.                Delaware
VF Factory Outlet, Inc.              Delaware
VF International Division, Inc.      Delaware
VF France, S.A.                      France
Vanity Fair, Inc.                    Delaware
Vanity Fair Mills, Inc.              Alabama
Vives Vidal, S.A.                    Spain
Wrangler Limited                     United Kingdom
Wrangler Germany Gmbh                Germany
Wrangler Apparel Corp.               Delaware
Wrangler, Inc.                       Alabama
Wrangler Clothing Corp.              Delaware

Excludes subsidiaries which, if considered as a single subsidiary, or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary at December 31, 1994.